UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 8, 2005

SHOE CARNIVAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8233 Baumgart Road, Evansville, IN	47725

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 10, 2005, Shoe Carnival, Inc. (the "Company") issued a press release announcing its operating and financial results for the fiscal year and quarter ended January 29, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a)

On March 8, 2005, after a review of the Company's lease accounting practices, management and the Company's Audit Committee of the Board of Directors, in consultation with the Company's independent registered public accounting firm, Deloitte & Touche LLP, decided to restate the Company's historical financial statements to correct the Company's accounting for lease commencement date.

Based on views expressed by the Securities and Exchange Commission ("SEC") of existing generally accepted accounting principles ("GAAP") regarding lease transactions, the Company along with numerous other retailers reviewed its lease accounting practices. The Company, in consultation with its independent registered public accounting firm, Deloitte & Touche LLP, determined that the Company's accounting for the lease commencement date was not consistent with GAAP and decided to change its accounting practices in this area, and to restate its historical financial statements. Based on the Company's preliminary review, the correction of the lease accounting is expected to decrease net earnings by approximately $150,000, or approximately $0.01 per share, in fiscal 2004 and $300,000, or approximately $0.02 per share, in fiscal 2003. The change in accounting for leases does not affect historical or future cash flows or the timing or amounts of payments under related leases.

These estimates are still preliminary, and may change pending a final review by management and our independent auditors. The Company anticipates completing this review in conjunction with the filing of its Form 10-K for the year ended January 29, 2005.

Historically, and consistent with practice prevalent throughout the retailing industry, the Company recognized straight line rent expense for leases beginning on the earlier of rent commencement date or the store opening date. This had the effect of excluding the build-out period of its stores from the calculation of the period over which it expenses rent. The Company is now changing this practice to include the build-out period in its calculations of rent expense. While this change will result in an acceleration of the commencement of rent expense for each lease, monthly rent expense will decrease as the total rent due under the lease is amortized over a greater number of months.

As a result of the restatement, the Company's previously issued annual and quarterly financial statements should no longer be relied upon. The Company will file the corrections to its annual and interim financial statements in its 2004 Annual Report on Form 10-K no later than April 14, 2005. The Company's management and Audit Committee of the Board of Directors have discussed the matters disclosed in this current Report on Form 8-K with Deloitte & Touche LLP, the Company's independent registered public accounting firm.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits:

Exhibit No.	Exhibits
99.1	Earnings Release - Fiscal Year and Quarter Ended January 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: March 10, 2005	By:	/s/ W. Kerry Jackson

W. Kerry Jackson
Executive Vice President and Chief Financial Officer